Exhibit 3.9
Amendment to Article V of the Amended and Restated Bylaws of Vanda Pharmaceuticals Inc.
On July 24, 2007, the Board of Directors of Vanda Pharmaceuticals Inc. (the “Company”) adopted the following resolution approving an amendment to the Company’s Amended and Restated Bylaws:
     RESOLVED, that Article V of the Company’s Amended and Restated Bylaws is hereby deleted in its entirety and replaced with the following:
“STOCK CERTIFICATES AND TRANSFERS
     Section 5.1   Stock Certificates and Transfers.
          A.      Unless the Board of Directors has determined that some or all of any or all classes or series of stock shall be uncertificated shares, the interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock. The shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.
          B.      Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.”

VANDA PHARMACEUTICALS INC.
/s/ William D. Clark
Name:	William D. Clark
Title:	Senior Vice President, Chief Business Officer and Secretary